                                                                       Exhibit 4


                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                    AMENDED AND RESTATED STOCK INCENTIVE PLAN

                               AS OF MAY 29, 2002


         1. Purpose of the Plan. The purpose of this Stock Incentive Plan ("Plan") of Bogen Communications International, Inc. (the "Company"), is to promote the interests of the Company by providing incentives to enable the Company to attract and retain employees and executives of high quality and to encourage them to acquire or increase their proprietary interest in the Company and to maximize the Company's performance during the term of their employment or period of service with the Company.

         2. Definitions. As used in the Plan, unless the context requires otherwise, the following terms shall have the following meanings:

            (a) "Award" shall mean the grant of any Option or Restricted Share Award made hereunder.

            (b) "Board" shall mean the Board of Directors of the Company.

            (c) The "Committee" shall mean a committee composed of two or more members of the Board at least of majority of whom shall be "Outside Directors" for the purpose of any regulatory requirements then applicable to the attain any desired beneficial tax or securities trading treatment available to the optionee, including Section 162 (m) of the Code.

            (d) "Common Stock" shall mean the common stock, par value $.001 per share, of the Company, or if, pursuant to the adjustment provisions set forth in
Section 11 hereof, another security is substituted for, or issuable in connection with ownership of the Common Stock, such other additional security.

            (e) "Fair Market Value" shall mean the fair market value of the Common Stock on the Grant Date (as hereinafter defined) or other relevant date. If on such date the Common Stock is listed on a stock exchange or is quoted on the National Market segment of the Nasdaq Stock Market (the "National Market"), the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If on such date the Common Stock is traded in the over the counter market (but not on the National Market), the Fair Market Value shall be the average of the high bid and the low asked price on such date (or if there are no reported bid and asked prices on the Grant Date, then the average between the high bid price and the low asked price on the next preceding day for which such quotations exist). If the Common Stock is neither listed or admitted to trading on any stock exchange, quoted on the National Market or traded in the over the counter market, the Fair

Market Value shall be determined in good faith by the Committee in accordance with generally accepted valuation principles and such other factors as the Committee reasonably deems relevant.

            (f) "Grant Date" shall mean the date on which an Award is granted.

            (g) "Option" shall mean the right, granted pursuant to the Plan, to purchase one or more shares of Common Stock. "Incentive Stock Option" shall mean an Option granted pursuant to Section 6(I) hereof and intended to be qualified for incentive stock option treatment under the Internal Revenue Code of 1986, as amended (the "Code"). "Nonqualified Stock Option" shall mean all other Options granted under the Plan, including any Options granted under Section 6 which do not qualify for treatment as incentive stock options under the Code.

            (h) "Optionee" or "Grantee" shall mean a person to whom an Option has been granted, or an Award has been made, under the Plan, as the case may be.

            (i) "Participant" shall mean (i) designated officers and other key employees of the Company or a Subsidiary Corporation (as such term is defined under Section 424(f) of the Internal Revenue Code of 1986 as amended (the "Code")) and (ii) members of the Company's Board of Directors, and (iii) independent contractors and consultants (who may be individuals or entities) who perform services for the Company.

         3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Awards granted from time to time under the Plan an aggregate of 2,000,000 shares of Common Stock and other securities or property to be delivered upon exercise of Options (as may be required under Section 11 hereof.) The Board shall determine from time to time whether all or part of such 2,000,000 shares shall be authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company and which are held in its treasury. If any Award granted under the Plan should expire or terminate for any reason without having been exercised in full, the Common Stock or other securities or property subject to such Award shall again become available for the grant of Award under the Plan, other than as may be prohibited by the Code or other applicable statute or regulation.

         4. Administration of the Plan. The Plan shall be administered by the Committee.

            (a) Subject to the provisions of the Plan, the Committee shall have full discretion and sole authority:

                (i) To designate the Participants to whom Awards shall be granted, to determine whether individual Grantees shall be granted Incentive Stock Options or Nonqualified Stock Options or Restricted Share Awards, to designate the number of shares to be covered by each of the Awards, and to determine the time or times at which Awards shall be granted;

                (ii) To determine the exercise price of Options granted hereunder, subject to Section 6 hereof;

                (iii) To interpret the Plan;

                (iv) To promulgate, amend and rescind rules, regulations, agreements and instruments relating to the Plan, provided, however, that no such rules or regulations shall be inconsistent with any of the material terms of the Plan;

                (v) To subject any Award to such additional terms and conditions (not inconsistent with the Plan) as may be specified when granting the Award, including without limitation additional restriction or conditions on the exercise of an Option or receipt of an Award;

                (vi) To determine circumstances upon which Options shall become immediately exercisable, or a Restricted Share Award earned, and to accelerate the exercisability of any Option, or the vesting of a Restricted Share Award; and

                (vii) To make all other determinations in connection with the administration and application of the Plan.

            (b) The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having interests in the Plan or in any Award granted under the Plan.

            (c) Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the Certificate of Incorporation, as amended, or By-Laws of the Company, any agreement of shareholders or disinterested directors or otherwise.

         5. Eligibility. Officers and other employees of the Company or a Subsidiary Corporation, including persons who have accepted written offers of employment with the Company, non-employee members of the Board, and independent contractors and consultants who perform services for the Company shall be eligible to participate in the Plan. Only Participants who are officers or other employees of the Company or a Subsidiary Corporation shall be eligible to receive Incentive Stock Options pursuant to Section 6(I) hereof. All Participants shall be eligible to receive Nonqualified Stock Options or Restricted Share Awards.

         6. Types of Options.

            (I) Incentive Stock Options. The following provisions shall apply solely with respect to Options which are designated by the Committee as "Incentive Stock Options" at the time of grant:

                 (a) Option Exercise Price. The price at which shares of Common Stock shall be purchased upon exercise of any Incentive Stock Option shall be not less than the Fair Market Value of such shares on the Grant Date, except that if on the Grant Date an Optionee owns Common Stock (as determined under section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or of the Company's Parent Corporation (as such term is defined under Section 424(e) of the Code), if any, or any Subsidiary Corporations, then the price at which shares of Common Stock shall be purchased upon exercise of an Incentive Stock Option granted to such Optionee shall not be less than 110% of the Fair Market Value of such shares on the Grant Date and, notwithstanding Section 6(I)(b) hereof, such Incentive Stock Option shall cease to be exercisable five (5) years after the Grant Date.

                 (b) Expiration. Except as otherwise provided in Section 6(I)(a) and Section 11 hereof, each Incentive Stock Option granted hereunder shall cease to be exercisable ten years after the date on which it is granted.

                 (c) Restriction on Exercise. The Fair Market Value (as determined on the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any person during any calendar year (under this Plan and all other plans of the Company and its Subsidiary Corporations) cannot be greater than $100,000.

             (II) Nonqualified Stock Options. The following provision shall apply with respect to Options which are designated by the Committee as "Nonqualified Stock Options" at the time of grant:

                 (a) Option Exercise Price. The price at which shares of Common Stock shall be purchased upon exercise of a Nonqualified Stock Option shall be determined by the Committee but shall be not less than Fair Market Value of such shares on the Grant Date.

                 (b) Expiration. Except as otherwise provided in Section 11 hereof, each Nonqualified Stock Option granted hereunder shall cease to be exercisable ten years after the Grant Date.

                 (c) Designation. Any Option which is not designated by the Committee as an Incentive Stock Option under Section 6(I) shall automatically be deemed to be a Nonqualified Stock Option.

         7. Restricted Share Awards.

            (a) Time, Amount and Form of Award. The Committee shall be authorized to grant to any Participant an Award of Restricted Shares of Common Stock, on such terms and conditions as it shall determine. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are consistent with the Plan. The provisions of the various Restricted Share Agreements need not be identical.

            (b) Payment for Award. To the extent that an Award is granted in the form of Restricted Shares, the Award recipient, as a condition to the grant of such Award, may be required to pay the Company in cash or cash equivalents an amount equal to the par value of such Restricted Shares.

            (c) Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period equal or exceed a target or performance standard determined by the Committee. A Restricted Share Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a change in control, as may be defined by the Committee, occurs with respect to the Company.

            (d) Voting and Dividends. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

         8. Vesting of Option. The vesting period, if any, for all Options granted hereunder shall commence on the Grant Date and shall end on the date or dates, determined by the Committee.

         9. Method of Exercise. Optionees may exercise their Options from time to time by giving written notice to the Company. The date of exercise shall be the date on which the Company receives such notice, or such later date as may be set forth in such notice, so long as the Option is still then outstanding. Such notice shall be on a form furnished by the Company and shall state the number of shares to be purchased and the exercise date. Upon exercise, or as soon thereafter as is practicable, the Company shall deliver to the Optionee (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against payment in full of the Option price for the number of shares to be delivered, such payment to be by a certified or bank cashier's check and/or, if permitted by the Committee in its discretion, by delivery of such other form of consideration, including capital stock of the Company, promissory notes or other property, and may permit the cashless exercise of Options based upon the value of the Common Stock subject to Options, either pursuant to terms then determined in the discretion of the Committee or pursuant to any plan for such exercise then available to the Optionee, or made available to the Optionee in the Committee's discretion. If the Optionee (or other person entitled to exercise the Option) shall fail to accept delivery of and pay for all or any part of the shares specified in his notice when the Company shall tender such shares to him, his right to exercise the Option with respect to such unpurchased shares may be terminated.

         10. Termination of Employment. Except as set forth below or otherwise set forth in an Option Grant approved by the Committee, in the event that an Optionee's employment terminates for any reason, any Options then exercisable shall automatically terminate sixty days after the date on which such employment terminates.

            (a) In the event that an Optionee's employment terminates by reason of retirement, the Committee shall have the right to extend such Optionee's Options until the earlier of (x) three months after the date of retirement or
(y) the date on which such Options would terminate pursuant to Section 6.

            (b) In the event that an Optionee's employment terminates by reason of disability, an Option exercisable by him shall terminate one year after the date of disability of the Optionee, but in any event not later than the date on which such Options would terminate pursuant to Section 6 hereof.

            (c) In the event that an Optionee's employment terminates by reason of death, an Option exercisable by him shall terminate one year after the date of death, but in any event not later than the date on which such Options would terminate pursuant to Section 6 hereof.

         During such time after death, an Option may only be exercised by the Optionee's personal representative, executor or administrator, as the case may be. Unless vesting on an Option is otherwise provided for by the terms of an Option or the Committee, no exercise permitted by this Section 10 shall entitle an Optionee or his personal representative, executor or administrator to exercise any Option which is not (on the date of exercise) then exercisable.

         11. Changes in Capital Structure. In the event that, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, reclassification, stock split-up, spin off, combination of shares, exchange of shares, or the like, the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for, or entitle the holder to a different number or kind of shares or other securities of the Company or of any other corporation, then appropriate adjustments shall be made by the Board to the number and kind of shares reserved for issuance under the Plan upon the grant and to be delivered upon exercise of Options or receipt of other Awards. In addition, the Board shall make appropriate adjustments to the number and kind of shares subject to outstanding Options or other Awards, and the purchase price per share or Options shall be appropriately adjusted consistent with such change. Unless otherwise determined by the Committee, in no event shall fractional shares be issued or issuable pursuant to any adjustment made under this Section 11. The determination of the Board as to any adjustment shall be final and conclusive.

         12. Mandatory Exercise. Notwithstanding anything to the contrary set forth in the Plan, in the event that:

             (a) the Company should adopt a plan of reorganization pursuant to which it shall merge into, consolidate with, or sell its assets to, any other corporation or entity (an "Acquiring Entity"), the Company may give an Optionee written notice thereof:

                 (i) requiring such Optionee to exercise his or her Options within thirty days after receipt of such notice, (including any unvested Options which would, except for this Section 12, otherwise be unexercisable at that date); or

                 (ii) requiring such Optionee to consent to the conversion of such Options into an option to purchase the same number of shares of the Acquiring Entity's common stock as would have been received by the Optionee if the Optionee had exercised such Option; or

                (iii) deeming such Options to have been exercised, in which case the Optionee shall be entitled to receive the same consideration per share as received by other holders of the Company's stock but reduced by an amount equal to the Fair Market Value on the Grant Date.

             (b) the Company should adopt a plan of complete liquidation, the Company shall give an Optionee written notice thereof requiring such Optionee to exercise his or her Options within thirty days after receipt of such notice, (including any invested Options which would, except for this Section 12, otherwise be unexercisable at that date).

         Those Options which the Company requests to be exercised and which shall not have been exercised in accordance with the provisions of the Plan by the end of such 30 day period shall automatically lapse irrevocably and the Optionee shall have no further rights with respect to such Options.

         13. Option Grant. Each grant of an Option under the Plan will be evidenced by a document in such form as the Committee may from time to time approve. Such document will contain such provisions as the Committee may in its discretion deem advisable, including without limitation additional restrictions or conditions upon the exercise of an Option. The Committee may require an Optionee, as a condition to the grant or exercise of an Option or the issuance or delivery of shares upon the exercise of an Option or the payment therefor, to make such representations and warranties and to execute and deliver such notices of exercise and other documents as the Committee may deem consistent with the Plan or the terms and conditions of the Option Agreement. Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Committee may also require the Optionee to execute and deliver documents (including the investment letter described in Section 14), containing such representations, warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the

Securities Act of 1933, as amended, the (the "Securities Act") any applicable State securities laws, and any other applicable law, regulation or rule.

         14. Investment Letter. If required by the Committee, each Optionee shall agree to execute a statement directed to the Company, upon each and every exercise by such Optionee of any Options, that shares issued thereby are being acquired for investment purposes only and not with a view to the redistribution thereof, and containing an agreement that such shares will not be sold or transferred unless either (i) registered under the Securities Act or (ii) exempt from such registration in the opinion of Company counsel. If required by the Committee, certificates representing shares of Common Stock issued upon exercise of Options shall bear a restrictive legend summarizing the restrictions on transferability applicable thereof.

         15. Requirement of Law. The granting of Awards, the issuance of shares upon the exercise of an Option, and the delivery of shares upon the payment therefore shall be subject to compliance with all applicable laws, rules, and regulations. Without limiting the generality of the foregoing, the Company shall not be obligated to sell, issue or deliver any shares unless all required approvals from governmental authorities and stock exchanges shall have been obtained and all applicable requirements of governmental authorities and stock exchanges shall have been complied with.

         16. Tax Withholding. The Company, as and when appropriate, shall have the right to require each Grantee purchasing or receiving shares of Common Stock under the Plan to pay any Federal, state, or local taxes required by law to be withheld or to take whatever action it deems necessary to protect the interests of the Company in respect to such tax obligations.

         17. Nonassignability. A Grantee may transfer the rights granted hereunder by (i) bona fide gift, (ii) will or by the laws of descent and distribution or, (iii) pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder. Upon the death of an Optionee, the personal representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee shall furnish proof satisfactory to the Company of such person's right to receive the Option under the Optionee's will or under the applicable laws of descent and distribution.

         18. Optionee's Rights as Shareholder and Employee. An Optionee shall have no rights as a shareholder of the Company with respect to any shares subject to an Option until the Option has been exercised and the certificate with respect to the shares purchased upon exercise of the Option has been duly issued and registered in the name of the Optionee. Nothing in the Plan shall be deemed to give an employee any right to continued employment nor shall it be deemed to give any employee any other right not specifically and expressly provided in the Plan.

         19. Termination and Amendment.

             (a) Amendment. (i) The Board may amend or terminate the Plan at any time, subject to the limitation that the approval by the shareholders of the Company shall be required in respect of any amendment that (A) materially increases the benefits accruing to Participants under the Plan, (B) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 11 above), (C) increases the maximum number of shares of Common Stock for which any Optionee may be granted options under this Plan or (D) materially modifies the requirements as to eligibility for participation in the Plan; (E) materially modifies the provisions for determining the Fair Market Value; and
(ii) the Board may not amend the Plan if such amendment would cause the Plan, or any Award of an Incentive Stock Option under Section 6(I) to fail to comply with the requirements of Section 422 of the Code including, without limitation, a reduction of the option price or an extension of the period during which an Incentive Stock Option may be exercised.

             (b) Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date (as set forth in Section 20 below) unless earlier terminated by the Board or unless extended by the Board with approval of the stockholders.

             (c) Termination and Amendment of Outstanding Grants. Except as otherwise provided in Section 12 hereof or in any document evidencing the grant of an Award hereunder, a termination or amendment of the Plan that occurs after an Award has been granted shall not result in the termination or amendment of the Award unless the Grantee consents or unless the Committee acts under Section 21(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 21(b) below or may be amended by agreement of the Company and the Grantee which is consistent with the Plan.

         20. Shareholder Approval. This Amended and Restated Plan is subject to approval by the holders of a majority of the shares of stock of the Company present or represented in proxy in a vote at a duly held meeting of the shareholders of the Company. If the Plan is not so approved by shareholders, the original Plan, as hereinbefore in place, shall remain in full force and effect. Subsequent to such approval, the effective date of the Amended and Restated Plan shall be March 29, 2000.

         21. Miscellaneous.

             (a) Substitute Grants. The Committee may grant an Award to an employee or a non-employee director of another corporation, if such person shall become an employee or non-employee director of the Company, or a Subsidiary Corporation, by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or a Subsidiary Corporation and such other corporation. Any Award so granted shall be made in substitution for a stock option granted by the other corporation, but the terms and conditions of the Award so granted may vary from the terms and conditions required by the Plan and from those of the Award granted by the other corporation. The Committee shall prescribe the provisions of the Award so granted.

             (b) Compliance with Law. The Plan, the grant of Awards and the obligations of the Company to issue shares of Common Stock upon exercise of Options shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), it is the intent of the Company that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under the Exchange Act. The Committee may revoke the grant of any Award if it is contrary to law or modify any Award to bring it into compliance with any valid and mandatory government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this section.

             (c) Sunday or Holiday. In the event that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next date following such Sunday or legal holiday which is not a Sunday or legal holiday.